UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 15, 2008
MERRILL LYNCH & CO., INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7182 (Commission File Number)	13-2740599 (I.R.S. Employer Identification No.)

4 World Financial Center New York, New York (Address of Principal Executive Office)	10080 (Zip Code)
(212) 449-1000
Registrant’s telephone number, including area code
N.A.
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-99.1: STOCK OPTION AGREEMENT

Item 1.01.	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
          On September 15, 2008, Merrill Lynch & Co., Inc. (“Merrill Lynch”) and Bank of America Corporation (“Bank of America”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, a wholly owned subsidiary of Bank of America will merge with and into Merrill Lynch with Merrill Lynch continuing as the surviving corporation and as a wholly owned subsidiary of Bank of America (the “Merger”). The Merger has been approved by the board of directors of each of Merrill Lynch and Bank of America.
          At the effective time of the Merger, each outstanding share of Merrill Lynch common stock will be converted into the right to receive .8595 (the “Exchange Ratio”) of a share of Bank of America common stock. Merrill Lynch’s stock options and other equity awards will, generally, convert upon the consummation of the Merger and without any action on the part of the holder into stock options and equity awards with respect to Bank of America common stock, appropriately adjusted to reflect the Exchange Ratio. Each outstanding share of Merrill Lynch convertible preferred stock will remain outstanding and shall have the rights, privileges, powers and preferences as set forth in Merrill Lynch’s certificate of incorporation, as amended prior to the effective time of the Merger. Merrill Lynch non-convertible preferred stock will be converted into a share of Bank of America preferred stock having rights, privileges, powers and preferences substantially identical to the Merrill Lynch preferred stock being converted.
          Under the Merger Agreement, upon completion of the Merger, the Bank of America board of directors will be expanded to include three existing directors of Merrill Lynch.
          The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. Accordingly, Merrill Lynch stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of Merrill Lynch common stock for Bank of America common stock in the Merger, except for any cash received in lieu of fractional shares of Merrill Lynch common stock.
          Merrill Lynch and Bank of America have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and (ii) convene and hold a meeting of their respective stockholders to obtain the stockholder approvals required in connection with the Merger. In addition, Merrill Lynch has agreed not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. Merrill Lynch has also agreed that, subject to certain exceptions, the board of directors of Merrill Lynch will recommend that Merrill Lynch stockholders vote in favor of adoption of the Merger Agreement. Bank of America has agreed that the board of directors of Bank of America will recommend that Bank of America stockholders approve the issuance of shares of Bank of America common stock in the Merger.
          The Merger Agreement contains certain termination rights for both Merrill Lynch and Bank of America, as the case may be applicable upon: (i) final, non-appealable denial of required regulatory approvals, (ii) the first anniversary of the date of the Merger Agreement if the Merger has not been completed by that time, (iii) a breach by the other party that is or cannot be cured within 30 days’ notice of such breach if such breach would result in the failure of the conditions to closing set forth in the

Merger Agreement, (iv) if either Merrill Lynch stockholders or Bank of America stockholders fail to approve the transaction by the required vote, (v) a failure by Merrill Lynch or Bank of America to use reasonable best efforts to obtain the affirmative vote of their respective stockholders, (vi) a failure by the Merrill Lynch board of directors to recommend the Merger to its stockholders, or (vii) a breach by Merrill Lynch of its obligations in any material respect regarding any alternative business combination proposals.
          The consummation of the Merger is subject to customary closing conditions, including (i) requisite approvals of Merrill Lynch stockholders and Bank of America stockholders, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other regulatory approvals, (iii) delivery of customary opinions from counsel to Merrill Lynch and Bank of America that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes, (iv) the absence of certain legal impediments to the consummation of the Merger and (v) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party.
          The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Merrill Lynch or Bank of America. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Merrill Lynch or Bank of America or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Merrill Lynch’s public disclosures.
Stock Option Agreement
          In connection with the Merger Agreement, on September 15, 2008, Merrill Lynch and Bank of America entered into a Stock Option Agreement (the “Stock Option Agreement”) pursuant to which Merrill Lynch granted Bank of America an irrevocable option (the “Option”) to purchase, under certain circumstances, up to 19.9% of the outstanding shares of Merrill Lynch common stock at a price, subject to certain adjustments, of $17.05 per share. Under certain circumstances, Merrill Lynch may be required to repurchase the Option. The Stock Option Agreement limits Bank of America’s Total Profit (as defined in the Stock Option Agreement) to not more than $2,000,000,000.
          The foregoing summary of the Merger Agreement, the Stock Option Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the Stock Option Agreement, which are attached as Exhibit 2.1 and 99.1 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of September 15, 2008, by and between Merrill Lynch & Co., Inc. and Bank of America Corporation

99.1	Stock Option Agreement, dated September 15, 2008, between Merrill Lynch & Co., Inc. and Bank of America Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERRILL LYNCH & CO., INC.
By:	/s/ Jonathan Santelli
	Name:	Jonathan Santelli
	Title:	Assistant Secretary

Date: September 18, 2008

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 15, 2008, by and between Merrill Lynch & Co., Inc. and Bank of America Corporation

99.1	Stock Option Agreement, dated September 15, 2008, between Merrill Lynch & Co., Inc. and Bank of America Corporation